Exhibit 99.1


   Virage Logic Reports Third Quarter Fiscal 2007 Financial Results

            Revenue Increases and Loss Narrows Sequentially

    FREMONT, Calif.--(BUSINESS WIRE)--Aug. 1, 2007--Virage Logic Corporation (Nasdaq: VIRL), the semiconductor industry's trusted IP partner and pioneer in Silicon Aware IP(TM), today reported financial results for the third quarter and the nine-month period of fiscal year ended June 30, 2007.

    Revenue for the third quarter of fiscal 2007 was $11.3 million, compared with $15.3 million for the comparable quarter of fiscal 2006 and $10.6 million in the prior quarter. License revenue for the third quarter of fiscal 2007 was $8.2 million compared to $11.1 million in the third quarter of fiscal 2006 and $7.8 million in the previous quarter. Royalties for the third quarter of fiscal 2007 were $3.1 million, compared with $4.2 million for the third quarter of fiscal 2006 and $2.8 million in the prior quarter.

    As reported under U.S. generally accepted accounting principles
(GAAP), net loss for the third quarter of fiscal 2007 was $1.2 million, or $0.05 per share, compared with a net loss of $1.6 million, or $0.07 per share, for the same period a year ago and with a net loss of $1.8 million, or $0.08 per share, for the second quarter of fiscal 2007.

    During the quarter the company incurred $0.6 million of restructuring charges in connection with consolidation of some of our operations, including the closing of our Seattle R&D site.

    Excluding the effects of FAS123R stock-based compensation expense and the restructuring charges, the company would have reported a net loss of $94,000, or $0.00 per share. Net loss for the third quarter of fiscal 2007 included $0.7 million of FAS123R stock-based compensation expense and $0.6 million of restructuring expense.

    Dan McCranie, president and chief executive officer of Virage Logic, said, "While we were able to grow revenue 7% sequentially to $11.3 million, we did not meet our minimum revenue guidance of $11.5 million. That said, the company did make significant improvements in securing new multi-year licensing contracts, particularly in the most advanced 45nm and 65nm process nodes. These contract wins resulted in our again achieving sequential total license backlog growth. And, looking into the intermediate future, we are seeing several positive indicators that lead us to believe we are making strong progress on our goal to transform the company. Specifically, our opportunity pipeline is larger and increasing. We believe that these opportunities are a direct result of our focus over the past six months to develop new memory compilers and logic libraries at the most advanced process nodes, and our continuous improvement in product quality and delivery against agreed upon schedules. This combination of being first to market with next-generation product, superior quality and strict adherence to promised delivery schedules are among the essential elements in Virage Logic becoming the trusted IP partner for the semiconductor industry. As a result of these efforts, we have been able to re-engage with several key customers as well as engage with new customers at a more strategic level."

    The company has a goal to drive toward a superior cost structure for development and delivery of its IP. On the operational side, therefore, initiatives have been launched to improve operational efficiencies and lower operating expenses. In fiscal Q2, the Engineering and Development organization was restructured to drive next-generation IP product. Also, during this past quarter, the decision was made to close the Seattle R&D office and consolidate the functions in the Company's other global R&D centers. The impact of these changes will benefit both engineering efficiencies as well as lower overall cost of operation.

    Mr. McCranie continued, "With the increase in license booking activity in the past quarter, we are entering our fiscal Q4 with a higher backlog than last quarter. With this backlog increase, coupled with our projected turns business for the coming quarter, we anticipate total revenues to increase to approximately $12.0 million to $13.0 million in the fourth quarter of fiscal 2007. License revenues are expected at $9.1 million to $9.9 million and royalty revenues are expected at $2.9 million to $3.1 million. With these revenue numbers, and with the recent reduction in operating costs, the company expects to report a GAAP net loss of approximately $0.01 to $0.04 per share. The company also expects $1.0 million of stock-based compensation expense per FAS123R. Without the impact of stock-based compensation expense, the company would expect earnings to be between a loss per share of $0.01 and a profit of $0.01 per share."

    Mr. McCranie concluded, "In summary, we are making clear and quantifiable progress on multiple fronts. The efforts of our advanced technology group as well as strong performance from certain elements of our demand creation team were particularly noteworthy this past quarter. We now need to continue this progress at an accelerated pace."

    Conference Call

    Virage Logic's management will hold a teleconference on third-quarter 2007 results at 1:30 p.m. PACIFIC / 4:30 p.m. EASTERN today, August 1, 2007. Participants can access the call by dialing
(888) 413-9033 (domestic) or (706) 679-5076 (international) or can listen via a live Internet webcast, which can be found on the Investor Relations page of the Virage Logic website at www.viragelogic.com. A replay of the call will be available at (800) 642-1687 (domestic) or
(706) 645-9291 (international), access number 7209688 through August 4, 2007; and the webcast can be accessed at www.viragelogic.com for 30 days.

    About Virage Logic Corporation

    Founded in 1996, Virage Logic Corporation (Nasdaq: VIRL) rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Today, as the semiconductor industry's trusted IP partner, the company is a leading provider of embedded memories, logic, and I/Os, and is pioneering the development of a new class of IP called Silicon Aware IP(TM). Silicon Aware IP tightly integrates Physical IP (memory, logic and I/Os) with the embedded test, diagnostic, and repair capabilities of Infrastructure IP to help ensure manufacturability and optimized yield at the advanced process nodes. Virage Logic's highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device manufacturers (IDMs) and fabless customers who develop products for the consumer, communications and networking, hand-held and portable, and computer and graphics markets. The company uses its FirstPass-Silicon Characterization Lab(TM) for certain products to help ensure high quality, reliable IP across a wide range of foundries and process technologies. The company also prides itself on providing superior customer support and was named the 2006 Customer Service Leader of the Year in the Semiconductor IP Market by Frost & Sullivan. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

    Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to industry and company trends, business outlook and products. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic's ability to execute on its strategy to become a provider of semiconductor IP platforms; Virage Logic's ability to continue to develop new products and maintain and develop new relationships with first-party foundries and integrated device manufacturers; adoption of Virage Logic's technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company's ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company's ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company's Annual Report on Form 10-K for the period ended September 30, 2006, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic's website (www.viragelogic.com) or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.



Reconciliation of GAAP to Non-GAAP Financial Results
----------------------------------------------------
                                    Three    Three    Nine     Nine
Statement of Operations            Months   Months   Months   Months
 Reconciliation                     Ended    Ended    Ended    Ended
(in thousands)                     June 30, June 30, June 30, June 30,
                                     2007     2006     2007     2006
GAAP net loss                      $(1,236) $(1,590) $(4,229) $(1,656)
Stock-based compensation expense
 charged to operating expense
 (includes SSARs, RSUs, etc.)          780    1,618    3,413    5,368
Stock-based compensation expense
 (benefit) related to custom
 contracts                            (106)       3      246       31
Restructuring charges                  580       --      580       --
Tax effect                            (112)   1,411   (1,233)  (1,066)
                                  ------------------------------------
Non-GAAP net(loss) income          $   (94) $ 1,442  $(1,223) $ 2,677
                                  ====================================




                       Virage Logic Corporation
  Unaudited GAAP and Non-GAAP Consolidated Statements of Operations
               (In thousands, except per-share amounts)
                 For the Three Months Ended For the Three Months Ended
                        June 30, 2007              June 30, 2006
                 -----------------------------------------------------
                          Adjust-    Non-             Adjust-   Non-
                   GAAP    ments     GAAP     GAAP     ments    GAAP
                 -----------------------------------------------------

Revenue:
 License         $ 8,207  $    --  $ 8,207  $ 11,084  $    --  $11,084
 Royalties         3,079       --    3,079     4,262       --    4,262
                 -------- -------- -------- --------- -------- -------
Total revenues    11,286       --   11,286    15,346       --   15,346
Cost and
 expenses:
 Cost of revenues  2,869      (53)   2,816     4,151     (279)   3,872
 Research and
  development      5,301     (246)   5,055     5,473     (351)   5,122
 Sales and
  marketing        4,050     (287)   3,763     4,027     (389)   3,638
 General and
  administrative   1,789      (88)   1,701     2,150     (602)   1,548
 Restructuring
  charges            580     (580)      --        --       --       --
                 -------- -------- -------- --------- -------- -------
   Total cost and
    expenses      14,589   (1,254)  13,335    15,801   (1,621)  14,180
                 -------- -------- -------- --------- -------- -------
   Operating
    income (loss) (3,303)   1,254   (2,049)     (455)   1,621    1,166
Interest income
 and other, net      961       --      961       924       --      924
                 -------- -------- -------- --------- -------- -------
   Income (loss)
    before taxes  (2,342)   1,254   (1,088)      469    1,621    2,090
Income tax
 provision
 (benefit)        (1,106)     112     (994)    2,059   (1,411)     648
                 -------- -------- -------- --------- -------- -------

   Net income
    (loss)       $(1,236) $ 1,142  $   (94)  ($1,590) $ 3,032  $ 1,442
                 ======== ======== ======== ========= ======== =======

Earnings per
 share:
 Basic           $ (0.05) $  0.05  $ (0.00) $  (0.07) $  0.13  $  0.06
                 ======== ======== ======== ========= ======== =======
 Diluted         $ (0.05) $  0.05  $ (0.00) $  (0.07) $  0.13  $  0.06
                 ======== ======== ======== ========= ======== =======

Shares used in
 computing per
 share amounts:
 Basic            23,076   23,076   23,076    22,384   22,384   22,384
                 ======== ======== ======== ========= ======== =======
 Diluted          23,076   23,076   23,076    22,384   23,046   23,046
                 ======== ======== ======== ========= ======== =======




                       Virage Logic Corporation
  Unaudited GAAP and Non-GAAP Consolidated Statements of Operations
               (In thousands, except per-share amounts)
                  For the Nine Months Ended  For the Nine Months Ended
                         June 30, 2007             June 30, 2006
                 -----------------------------------------------------
                           Adjust-    Non-            Adjust-   Non-
                   GAAP     ments     GAAP     GAAP    ments    GAAP
                 -----------------------------------------------------

Revenue:
 License         $ 24,433  $    --  $24,433  $31,852  $    --  $31,852
 Royalties          8,945       --    8,945   12,415       --   12,415
                 --------- -------- -------- -------- -------- -------
Total revenues     33,378       --   33,378   44,267       --   44,267
Cost and
 expenses:
 Cost of revenues   9,972     (883)   9,089   11,367     (945)  10,422
 Research and
  development      15,201     (863)  14,338   16,429   (1,357)  15,072
 Sales and
  marketing        11,467     (922)  10,545   12,585   (1,343)  11,242
 General and
  administrative    6,871     (991)   5,880    7,615   (1,754)   5,861
 Restructuring
  charges             580     (580)      --       --       --       --
                 --------- -------- -------- -------- -------- -------
   Total cost and
    expenses       44,091   (4,239)  39,852   47,996   (5,399)  42,597
                 --------- -------- -------- -------- -------- -------
   Operating
    income (loss) (10,713)   4,239   (6,474)  (3,729)   5,399    1,670
Interest income
 and other, net     2,878       --    2,878    2,208       --    2,208
                 --------- -------- -------- -------- -------- -------
   Income (loss)
    before taxes   (7,835)   4,239   (3,596)  (1,521)   5,399    3,878
Income tax
 provision
 (benefit)         (3,606)   1,233   (2,373)     135    1,066    1,201
                 --------- -------- -------- -------- -------- -------

   Net income
    (loss)       $ (4,229) $ 3,006  $(1,223) $(1,656) $ 4,333  $ 2,677
                 ========= ======== ======== ======== ======== =======

Earnings per
 share:
 Basic           $  (0.18) $  0.13  $ (0.05) $ (0.07) $  0.19  $  0.12
                 ========= ======== ======== ======== ======== =======
 Diluted         $  (0.18) $  0.13  $ (0.05) $ (0.07) $  0.19  $  0.12
                 ========= ======== ======== ======== ======== =======

Shares used in
 computing per
 share amounts:
 Basic             23,096   23,096   23,096   22,393   22,393   22,393
                 ========= ======== ======== ======== ======== =======
 Diluted           23,096   23,096   23,096   22,393   23,022   23,022
                 ========= ======== ======== ======== ======== =======




                       Virage Logic Corporation
                Unaudited Consolidated Balance Sheets
                            (In thousands)

                                             June 30,    September 30,
                                               2007          2006
                                           ------------- -------------
ASSETS:
Current assets:
 Cash and cash equivalents                     $ 14,666      $ 20,815
 Short-term investments                          43,796        49,253
 Accounts receivable, net                         9,431        15,935
 Costs in excess of related billings on
  uncompleted contracts                           1,070           656
 Deferred tax assets - current                    1,527         1,527
 Prepaid expenses and other current assets        3,782         3,369
 Taxes receivable                                 2,105         1,711
                                           ------------- -------------
     Total current assets                        76,377        93,266

Property, equipment and leasehold
 improvements, net                                3,938         4,842
Goodwill                                          9,782         9,782
Other intangible assets, net                      1,706         1,990
Deferred tax assets                              13,236         8,562
Long-term investments                            20,438         7,533
Other long-term assets                              481           300
                                           ------------- -------------

     Total assets                              $125,958      $126,275
                                           ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                              $    829      $    446
 Accrued expenses                                 4,756         4,797
 Deferred revenue                                 7,801         8,896
 Income taxes payable                             2,680         2,626
                                           ------------- -------------
     Total current liabilities                   16,066        16,765
Deferred tax liabilities                            692           692
                                           ------------- -------------
     Total liabilities                           16,758        17,457

Stockholders' equity:
 Common stock                                        23            23
 Additional paid-in capital                     134,667       130,620
 Accumulated other comprehensive income             873           309
 Accumulated deficit                            (26,363)      (22,134)
                                           ------------- -------------
     Total stockholders' equity                 109,200       108,818
                                           ------------- -------------

     Total liabilities and stockholders'
      equity                                   $125,958      $126,275
                                           ============= =============

    CONTACT: Virage Logic Corporation
             Christine Russell, 510-360-8025
             christine.russell@viragelogic.com
             or
             Lytham Partners, LLC
             Joe Diaz, Joe Dorame & Robert Blum, 602-889-9700 info@lythampartners.com